Exhibit 99.2

LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Michael Blitzer as the undersigned’s true and lawful attorney-in-fact to take certain limited actions in connection with (i) the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of Whitney Information Network, Inc. (the “Company”) directly or indirectly beneficially owned by Kingstown Partners L.P. or any of its affiliates (collectively, the “Kingstown Group”) and (ii) any proxy solicitation of the Kingstown Group to elect the Kingstown Group’s slate of director nominees to the board of directors of the Company at the 2009 annual meeting of shareholders of the Company (the “Solicitation”).  Such actions shall be limited to:

1.           executing for and on behalf of the undersigned any amendments to that certain Schedule 13D dated January 14, 2008, as amended thereto, filed by the Kingstown Group that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company or the Solicitation;

2.           executing for and on behalf of the undersigned all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company or the Solicitation;

3.           executing for and on behalf of the undersigned all Joint Filing and Solicitation Agreements or similar documents pursuant to which the undersigned shall agree to be a member of the Kingstown Group; and

4.           performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act, but will provide notice of and request such information as necessary to make such filings, and will confirm that such required filings have been made on behalf of the undersigned.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer a member of the Kingstown Group unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of August 2009.

/s/ J. Hunter Brown
J. Hunter Brown